SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 June 12, 1997
                                (Date of Report)





                              MITEK SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                          Commission File No. 0-15235


           Delaware                                    87-0418827
(State or Other Jurisdiction               (IRS Employer Identification No.)
      of Incorporation)


                            10070 Carroll Canyon Road
                           San Diego, California 92131
                    (Address of Principal Executive Offices)


                                 (619) 635-5900
                          (Registrant's Telephone No.)




                                                   Exhibit Index on Page 4 of 44
                                                                    Page 1 of 44
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Item 2.  Acquisition or Disposition of Assets

     On June 3, 1997, Mitek Systems, Inc. (the "Company") completed the acquisition of substantially all of the assets and the assumption of certain third party contractual obligations of Technology Solutions, Inc., a Virginia corporation ("TSI") pursuant to an Agreement and Plan of Reorganization, dated June 3, 1997, between the Company and TSI (the "Agreement"). The Agreement is attached hereto and incorporated herein by reference. TSI is a Virginia-based software and solutions provider who has been in the imaging business for four years. The Company purchased the assets for Six Hundred Eighty-Five Thousand Seven Hundred Fourteen (685,714) shares of the Company's common stock and cash supplied from the Company's working capital in the amount of Two Hundred Forty Thousand Dollars ($240,000). Fifty Thousand (50,000) out of the Six Hundred Eighty-Five Thousand Seven Hundred Fourteen (685,714) shares of Company common stock have been placed in escrow for one year to cover TSI's indemnification obligations.

     The text of a press release dated June, 1997 announcing the acquisition is attached as an exhibit and is incorporated herein by reference.

     As of June 3, 1997 there were 10,087,373 shares of the Company's common stock outstanding.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 1997                   MITEK SYSTEMS, INC.



                                        By: /s/John Thornton
                                            John Thornton
                                            Chairman of the Board of Directors

                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit Number               Description                           Numbered Page

     2.1          Agreement and Plan of Reorganization                   5

    20.1          Text of press release dated June 5, 1997              43

                                   Exhibit 2.1

                      Agreement and Plan of Reorganization

                                  Exhibit 20.1

                     Text of press release dated June, 1997